UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Longview Fibre Company

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LONGVIEW FIBRE

EMPLOYEE Q&A

Update Feb 5, 2007

What will be the impact of the Brookfield acquisition on employees?

•	Brookfield is buying the shares of the Company. The Company’s responsibilities to its employees are unchanged as a result of the transaction itself.

•

While we have carried out comprehensive due diligence on Longview’s business, we are still in the early stages of developing our specific strategies and plans for each operation as an owner. As a result, it is still too early to share with you our plans for specific parts of the business.

What are the benefits of this acquisition to Brookfield?

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Brookfield has a core strategy of investing in high quality assets that generate long-term sustainable cash flows and increase in value over time. The acquisition of Longview Fibre represents an excellent opportunity to acquire one of the largest and highest quality portfolios of timberlands in the world, furthering this strategy.

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The Longview timberlands are located in very desirable locations in the US Pacific Northwest, with high site productivity, desirable species mix comprised of Douglas fir and hemlock, long established customer base and easy access to export markets. Longview’s timberlands business will provide an excellent platform for growing Brookfield’s timberlands investments.

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While owning and operating pulp and paper facilities does not fit in with Brookfield’s core strategy, we have a long history of ownership and restructuring of paper and forestry based manufacturing companies, including our current investments in: Norbord, an international producer of wood based panels; Fraser Papers, one of North America's largest producers of specialized paper products; and Western Forest Products, a major producer of wood products from British Columbia’s coastal forests.

•	It is our intent to operate and improve Longview’s manufacturing and converting business to demonstrate the underlying value of the business.

Will Brookfield sell the manufacturing facilities?

•	It is our intention to create and operate two separate businesses – one for the timberlands and one for the manufacturing business.

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We will build on our experience in the paper and forestry industries to strengthen the manufacturing business in order to demonstrate the underlying value and ensure the long-term future of the business.

What is Brookfield’s experience in operating timberlands? Manufacturing facilities?

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Brookfield has over 40 years of experience in both the ownership and management aspects of the forest industry. We currently manage 2 million acres of timberlands in North and South America. And, as noted above, we have significant investments in three paper and forestry based manufacturing companies: Norbord, Fraser Papers and Western Forest Products.

As an asset manager, what is Brookfield’s experience working with unions?

•	Brookfield has a long history of working with unions, primarily through our investments in resource companies such as Norbord, Fraser Papers and Western Forest Products, Noranda and Falconbridge.

•	We are familiar with US labor legislation, committed to fair practices and confident in our ability to work together to build a successful business.

Will there be a change in management of our facilities?

•	Longview has built a well-respected operating team in both its timber and manufacturing operations.

•	While we have carried out comprehensive due diligence on Longview’s operations we are still in the early stages of developing our strategies and plans for these operations as an owner.

What will happen to Employee Pension Plans?

•	Benefits accrued under the Company pension plans are fully protected. The assets of the Plan are held in a qualified trust for the purpose of funding the Plans.

Will employees’ wages or benefits change as a result of the sale of the Company?

•	Brookfield is buying the shares of the Company. The Company’s obligations to its employees are unchanged as a result of the transaction itself.

Will the company name change?

•	We have not yet decided what the timberlands business will be named, but it will likely continue to use the Longview name as we believe this name has value in the marketplace.

•	The manufacturing and converting business is expected to continue to operate under the Longview Fibre name as we believe this name represents a respected and well-established brand in the marketplace.

When do you expect the change in ownership to actually occur?

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The actual closing date remains uncertain as the transaction will require various regulatory and competition approvals and a shareholder vote. We currently expect the sale to be completed within three months.

Certain Information Regarding Participants

Longview Fibre’s directors and certain of its executive officers, as well as Longview Fibre, may be deemed to be participants in the solicitation of proxies from Longview Fibre’s shareholders in respect of the proposed transaction. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Longview Fibre’s proxy statement for the company’s 2006 annual meeting of shareholders, filed with the SEC on February 27, 2006 on Schedule 14A. A copy of that proxy statement may be obtained free of charge on the Securities and Exchange Commission’s Web site at http://www.sec.gov, through the link to Longview Fibre’s SEC filings on the company’s Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

Important Information

In connection with the proposed transaction, Longview Fibre expects to file a proxy statement with the SEC. Shareholders should read the proxy statement, when available, because it will contain important information. Shareholders may obtain a copy of the proxy statement (when available) and other documents filed by Longview Fibre with the SEC free of charge on the SEC’s Web site at http://www.sec.gov, through the link to Longview Fibre’s SEC filings on the company's Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

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Statements in this document that are not historical – including, among other things, as to the expected timing of the completion of the acquisition of Longview Fibre by Brookfield and Longview Fibre’s operations following completion of the acquisition – may be deemed forward-looking statements under applicable provisions of US federal securities laws. Although Longview Fibre believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transaction will be completed, and it is possible that actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transaction are subject to certain risks and uncertainties, including required approvals of Longview Fibre’s shareholders and regulatory agencies, the other conditions to the completion of the merger, costs and potential litigation associated with the transaction, the possibility that the anticipated benefits of the merger cannot be fully realized or may take longer to realize than expected, and other risk factors relating to Longview Fibre’s business and its industry as detailed from time to time in Longview Fibre’s reports filed with the SEC. Longview Fibre undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to Longview Fibre’s various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of risk factors relating to Longview Fibre.

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